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                                                                EXHIBIT 10.1(iv)


                           SEVENTH AMENDMENT OF LEASE

      THIS AGREEMENT, made as of the 1st day of March, 2001 between 401 PARK AVENUE SOUTH ASSOCIATES LLC, A New York Limited Liability Company having an office at 30 West 26th Street, Eighth Floor, New York, New York ("Landlord") and HEALTH MANAGEMENT SYSTEMS, INC., a New York Corporation having an office at 401 Park Avenue South, New York, New York ("Tenant").

                                   WITNESSETH:

      WHEREAS, Landlord and Tenant entered into an Agreement of Lease made as of September 24, 1981 as amended by an Amendment of Lease dated October 9th, 1981, an Amendment of Lease dated September 24, 1982, a Second Amendment of Lease dated January 6, 1986, a Third Amendment of Lease dated February 28, 1990, a Fourth Amendment of Lease dated March 15, 1996, a Fifth Amendment of Lease dated May 30, 2000, a Sixth Amendment of Lease dated May 1, 2003 covering certain premises on the entire 4th floor and the Penthouse in the building known as 401 Park Avenue South in the City, County and State of New York (said Agreement of Lease, being hereinafter called the "Lease"); and

      WHEREAS, the parties hereto desire to amend the Lease in the respects and upon the terms and conditions hereinafter set forth.

      NOW THEREFORE, in consideration of the sum of One Dollar ($1.00) paid by each of the Parties hereto to the other (the receipt and sufficiency of which is hereby acknowledged) and of other good and valuable consideration, including the covenants and understandings herein contained, it is hereby agreed as follows:

      1. Landlord shall have the option (hereinafter the "Elevator Option") to reclaim an area within the Demised Premises immediately adjacent to the two passenger elevators located in the southwestern portion of the Demised Premises. Such area shall be equal in size to the area occupied by the existing passenger elevators. Landlord may only exercise the Elevator Option for the purpose of installing a third passenger elevator (the "Proposed Elevator"). Landlord shall exercise the Elevator Option in writing 120 days in advance of the date Landlord shall reclaim the area required for the Proposed Elevator. Landlord shall proportionately reduce the rent and additional rent equal to the percentage that the area reclaimed for the Proposed Elevator bears to the total area of the floor. Landlord shall bear all costs and expenses associated with severing the area for the Proposed Elevator from the Demised Premises and Landlord at its sole cost and expense shall (i) reconstruct the area of the Demised Premises immediately adjacent to the Proposed Elevator to match the condition and repair of such immediately adjacent space, and (ii) shall relocate any of Tenant's equipment or fixtures which may be installed in the area of the Proposed Elevator.

      2. Effective January 1, 2001, the amount $16,516 as defined in Paragraph 7 of the Third Amendment of Lease shall be changed to $12,846.

      3. All other terms and conditions of this Lease are hereby confirmed and shall remain in full force and effect.

      4. This Amendment of Lease shall not be binding upon Landlord unless and until it has been duly executed by Landlord and delivered by Landlord to Tenant.


      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                          401 PARK AVENUE SOUTH ASSOCIATES LLC
                                          BY: STEPHEN J. MERINGOFF, MEMBER


                                          BY: /s/ FARRELL VIRGA
                                              --------------------------------
                                              FARRELL VIRGA, ATTORNEY-IN-FACT

                                          HEALTH MANAGEMENT SYSTEMS, INC.

                                          BY: /s/ VINCENT C. HARTLEY
                                              --------------------------------